EXHIBIT 4.11

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


                          ---------------------------

June 30, 1998              ABLE TELCOM HOLDING CORP.

                          ---------------------------

                          Common Stock Purchase Warrant

         Able Telcom Holding Corp., a Florida corporation (the "COMPANY"), hereby certifies that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Palladin Securities L.L.C., having an address at 1209 Orange Street, Wilmington, DE 19807 ("PURCHASER") or any other Warrant Holder, as defined below, is entitled, on the terms and conditions set forth below, to purchase from the Company at any time beginning on the date hereof and ending on the fifth anniversary of the Closing Date, as defined below, as extended 1.5 times the number of days between the 120th day following the Closing Date and the anniversary on which there had been no Effective Registration, as defined below, 17,500 fully paid and nonassessable shares of Common Stock, $.001 par value, of the Company (the "COMMON STOCK"), at a purchase price per share of Common Stock of $19.80 (the "CONVERSION PRICE"). Such Conversion Price may from time to time be adjusted pursuant to the terms of the Articles of Amendment and the Agreement (the "PURCHASE PRICE"), as the same may be adjusted pursuant to Section 6 herein.

         1. DEFINITIONS.

                  (a) The term "AGREEMENT" shall mean the Convertible Preferred Stock Purchase Agreement dated as of June 26, 1998, between the Company and the Investors signatory thereto.

                  (b) The term "ARTICLES OF AMENDMENT" shall mean the Articles of Amendment providing for the Series B Prefered Stock dated as of June 26, 1998.

                  (c) The term "EFFECTIVE REGISTRATION" shall have the meaning specified in the Agreement

                  (d) The term "CLOSING DATE" shall mean June 30, 1998.

                  (e) The term "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated as of June 30, 1998, between the Company and the Investors signatory thereto.

                  (f) The term "WARRANT HOLDER" shall mean the Purchaser or any assignee of all or any portion of this Warrant.

                  (g) The term "WARRANT SHARES" shall mean the Shares of Common Stock or other securities issuable upon exercise of this Warrant.

         Capitalized terms used but not defined in this Warrant shall have the meanings specified in the Agreement or the Articles of Amendment.

         2. EXERCISE OF WARRANT.

         This Warrant may be exercised by the Warrant Holder, in whole or in part, at any time and from time to time by either of the following methods:

         (a) The Warrant Holder may surrender this Warrant, together with the form of subscription at the end hereof duly executed by such Warrant Holder ("SUBSCRIPTION NOTICE"), at the offices of the Company or any transfer agent for the Common Stock; together with payment of the aggregate Purchase Price for all Warrant Shares exercised; or

         (b) The Warrant Holder may also exercise this Warrant, in whole or in part, in a "cashless" or "net-issue" exercise by delivering to the offices of the Company or any transfer agent for the Common Stock this Warrant, together with a Subscription Notice specifying the number of Warrant Shares to be delivered to such Warrant Holder ("DELIVERABLE SHARES") and the number of Warrant Shares with respect to which this Warrant is being surrendered in payment of the aggregate Purchase Price for the Deliverable Shares ("SURRENDERED SHARES"); provided that the Purchase Price multiplied by the number of Deliverable Shares shall not exceed the value of the Surrendered Shares; and provided further that the sum of the number of Deliverable Shares and the number of Surrendered Shares so specified shall not exceed the aggregate number of Warrant Shares represented by this Warrant. For the purposes of this provision, each Warrant Share as to which this Warrant is surrendered will be attributed a value equal to the fair market value (as defined below) of the Warrant Share minus the Purchase Price of the Warrant Share (the "Spread"). The number of Deliverable Shares shall be equal to (i) the number of Surrendered Shares multiplied by the Spread; divided by (ii) the fair market value of the Common Stock on the date of exercise.

         In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, at its expense, shall within three (3) Trading Days (as defined below) issue and deliver or upon the order of Warrant Holder a new Warrant of like tenor in the name of Warrant Holder or as Warrant Holder (upon payment by Warrant Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

         3. DELIVERY OF STOCK CERTIFICATES.

                  (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) Trading Days thereafter, the Company shall transmit the certificates (together with any other stock or other securities or property to which Warrant Holder is entitled upon exercise) by messenger or overnight delivery service to reach the address designated by such holder within three (3) Trading Days after the receipt of the Subscription Notice ("T+3"). If such certificates are not received by the Warrant Holder within T+3, then the Warrant Holder will be entitled to revoke and withdraw its exercise of its Warrant at any time prior to its receipt of those certificates.

                           In lieu of delivering physical certificates
representing the Warrant Shares deliverable upon exercise of Warrants, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Warrant Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Warrant Holder, by crediting the account of Warrant Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The exchange pursuant to Section 3 shall be deemed to have been made immediately prior to the close of business on the date of the Subscription Notice. The person or persons entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the date of the Subscription Notice.

                           The term "TRADING DAY" means (x) if the Common Stock
is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

                  (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall be entitled to cash equal to the fair market value of such fractional share. For purposes of this Warrant, "fair market value" shall equal the closing trading price of the Common Stock on the Approved Market which is the principal trading exchange or market for the Common Stock (the "Principal Market") on the date of determination or, if the Common Stock is not listed or admitted to trading on any Approved Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the Warrant Holder, or, if the Common Stock is not listed or admitted to trading on any Approved Market or traded over-the-counter and the average price cannot be determined as contemplated above, the fair-market value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of

Directors with the concurrence of the Warrant Holder.

         4. REPURCHASE OF WARRANT SHARES AT THE OPTION OF THE COMPANY. At any time and from time to time, from the date hereof until all Warrant Shares represented by this Warrant have been exercised, provided that the Company at such time is not in breach of the provisions of this Warrant, the Registration Rights Agreement and the Investment Agreement, and that there is Effective Registration, the Company may purchase from the Holder the Warrant at a purchase price per share equal to (i) $35.00 times (ii) a number equal to the number of Warrant Shares remaining exercisable pursuant to the Warrant, subject to adjustments provided in Section 6 hereof (the "Repurchase Price"). Any such repurchase by the Company shall be preceded by a "Notice of Repurchase" sent by the Company to the Holder of the Warrant Shares to be repurchased. The Repurchase Price shall be paid by the Company to the Holder, or such Holder's designee, in cash 30 days following the receipt by the Holder of the Notice of Repurchase. Until such 30th day following receipt of the Notice of Repurchase, the Holder's right to exercise this Warrant pursuant to Section 2 hereof shall remain unaffected.

         5. (A) REPRESENTATIONS AND COVENANTS OF THE COMPANY.

                  (a) The Company shall comply with its obligations under the Registration Rights Agreement with respect to the Warrant Shares, including, without limitation, the Company's obligation to have filed and declared and maintained effective a registration statement registering the Warrant Shares under the Securities Act of 1933, as amended (the "ACT").

                  (b) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation, the notification of the Principal Market, for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder under this Warrant.

                  (c) From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps necessary to insure that the Common Stock remains listed on the Principal Market.

                  (d) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

                  (e) The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, 150% of such number of shares of Common Stock as shall from time to time be issuable hereunder.

                  (f) With a view to making available to the Warrant Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities and Exchange Commission ("SEC") that may at any time permit Warrant Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

                           i) make and keep public information available, as
                  those terms are understood and defined in Rule 144, at all times;

                           ii) file with the SEC in a timely manner all reports
                  and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); and

                           iii) furnish to any Warrant Holder forthwith upon
                  request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Warrant Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

                  (B) REPRESENTATIONS AND COVENANTS OF THE PURCHASER.

         The Purchaser shall not resell Warrant Shares, unless such resale is pursuant to an effective registration statement under the Act or pursuant to an applicable exemption from such registration requirements.

         6. ADJUSTMENT OF PURCHASE PRICE AND REPURCHASE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Purchase Price and the Repurchase Price shall be subject to adjustment from time to time as follows:

                  (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate proportional adjustments (decrease in the case of subdivision, increase in the case of combination) shall also be made to the Purchase Price and Repurchase Price payable per share, so that the aggregate Purchase Price or Repurchase Price payable for the total number of Warrant Shares or Warrants purchasable under this Warrant as of such date shall remain the same as it would have been before such subdivision or combination.

                  (b) STOCK DIVIDEND. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable for Common Stock ("COMMON STOCK EQUIVALENTS") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common

Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Purchase Price and the Repurchase Price shall be proportionately reduced so that the aggregate Purchase Price and Repurchase Price for all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate Purchase Price or Repurchase Price so payable immediately before such record date (or on the date of such distribution, if applicable).

                  (c) OTHER DISTRIBUTIONS. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Warrant Shares for which this Warrant is exercisable shall be increased to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the fair market value per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the fair market value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Warrant Holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. The Purchase Price shall be reduced to equal: (i) the Purchase Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction,
(A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment. The Repurchase Price shall be reduced to equal: (i) $35.00 (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

                  (d) MERGER, ETC. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Warrant Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Purchase Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

                  (e) RECLASSIFICATION, ETC. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

                  (f) PURCHASE PRICE ADJUSTMENT. In the event that within twelve
(12) months of the Closing Date the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than (i) shares or options issued or which may be issued to employees, directors or consultants, or pursuant to the Company's employee or director option plans, (ii) shares issued upon exercise of warrants issued prior to the date hereof to John Hancock Mutual Life Insurance Co. and its affiliates, (iii) shares issued upon exercise of warrants issued prior to the date hereof in conjunction with the Company's issuance of Series A Preferred Stock, and (iv) shares issued upon exercise of options, warrants or rights outstanding on the date of the Agreement and listed in any of the Company's reports filed under the Exchange Act during the previous 12 months) at an effective purchase price per share which is less than the greater of the Purchase Price then in effect or the fair market value (as defined in Section 3(b) above) of the Common Stock on the Trading Day next preceding such issue or sale, then in each such case, the Purchase Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus
(2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such fair market value or, Purchase Price as the case may be, then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

         For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("CONVERTIBLE SECURITIES"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

         The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Purchase Price pursuant to this paragraph 6(f), so that after such adjustments the aggregate Purchase Price payable hereunder for the increased number of shares shall be the same as the aggregate Purchase Price in effect just prior to such adjustments.

         In the event of any such issuance for a consideration which is less than such fair market value and also less than the Purchase Price then in effect, than there shall be only one such adjustment by reason of such issuance, such adjustment to be that which results in the greatest reduction of the Purchase Price computed as aforesaid.

         7. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

         8. NOTICE OF ADJUSTMENTS. Whenever the Purchase Price, Repurchase Price, or number of Shares purchasable hereunder shall be adjusted pursuant to
Section 6 hereof, the Company shall execute and deliver to the Warrant Holder a certificate setting-forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price or the Repurchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

         9. RIGHTS AS SHAREHOLDER. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a shareholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of shareholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 Trading Days prior to the date specified therein, a notice specifying the date on which any such record date is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         10. LIMITATION ON EXERCISE. Notwithstanding anything to the contrary contained herein, this Warrant may not be exercised by the Warrant Holder to the extent that, after giving effect to Warrant Shares to be issued pursuant to a Subscription Notice, the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of ownership of this Warrant, or ownership of other securities that have limitations on the holder's rights to convert or exercise similar to the limitations set forth herein), together with all shares of Common Stock deemed beneficially owned by the holder is "affiliates" (as defined in Rule 144 of the Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Exchange Act exists, would exceed the Warrant Holder's Restricted Ownership Percentage specified on Schedule I to the Agreement; PROVIDED that (w) each Warrant Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company or in the event of a Change in Control Transaction, (x) each Warrant Holder shall have the right at any time and from time to time to increase its Restricted Ownership Percentage or otherwise waive in whole or in part the restrictions of this Section 10 upon 61 days' prior notice to the Company or immediately in the event of a Change in Control Transaction, (y) each Warrant Holder can make subsequent adjustments pursuant to (w) or (x) any number of times from time to time (which adjustment shall be effective immediately if it results in a decrease in the Restricted Ownership Percentage or shall be effective upon 61 days' prior written notice or immediately in the event of a Change in Control Transaction if it results in an increase in the Restricted Ownership Percentage) and (z) each Warrant Holder may eliminate or reinstate this limitation at any time and from time to time (which elimination will be effective upon 61 days' prior notice and which reinstatement will be effective immediately). Without limiting the foregoing, in the event of a Change in Control Transaction, any holder may reinstate immediately (in whole or in part) the requirement that any increase in its Restricted Ownership Percentage be subject to 61 days' prior written notice, notwithstanding such Change in Control Transaction, without imposing such requirement on, or otherwise changing such holder's rights with respect to, any other Change in Control Transaction. For this purpose, any material modification of the terms of a Change in Control Transaction will be deemed to create a new Change in Control Transaction. The term "DEEMED BENEFICIALLY OWNED" as used in this Warrant shall exclude shares that might otherwise be deemed beneficially owned by reason of the convertibility of the Preferred Shares. A "CHANGE IN CONTROL TRANSACTION" will be deemed to have occurred upon the earlier of the announcement or consummation of a transaction or series of transactions (other than the Merger) involving (x) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction, or (y) in excess of 50% of the Corporation's Board of Directors consists of directors not nominated by the prior Board of Directors of the Company, or (z) any person (as defined in Section 13(d) of the Exchange Act, together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power. The delivery of a Subscription Notice by the Warrant Holder shall be deemed a representation by such holder that it is in compliance with this paragraph.

         11. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense promptly will execute and deliver, in lieu thereof a new Warrant of like tenor.

         12. SPECIFIC PERFORMANCE; CONSENT TO JURISDICTION; CHOICE OF LAW

                  (a) The Company and the Warrant Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

                  (b) EACH OF THE COMPANY AND THE WARRANT HOLDER (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAUSE THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER EACH OF THE COMPANY AND THE WARRANT HOLDER CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

                  (c) THE COMPANY AND THE WARRANT HOLDER IRREVOCABLY WAIVE THEIR RIGHT TO TRIAL BY JURY.

                  (d) THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND, WHERE APPLICABLE, FEDERAL LAW.

         13. ENTIRE AGREEMENT; AMENDMENTS. This Warrant, the Exhibits hereto and the provisions contained in the Agreement or the Registration Rights Agreement or the Articles of Amendment contain the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein and therein, neither the Company nor the Warrant Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         14. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

   to the Company:

                   Able Telcom Holding Corp.
                   1601 Forum Place
                   Suite 1110
                   West Palm Beach, FL. 33401
                   Attention Fazier L. Gaines, President
                   Facsimile: (561) 688-0455

   with copies to:

                   Gunster, Yoakley, Valdes-Fauli & Stewart, P.A.
                   Phillips Point, Suite 500 East
                   777 South Flagler Drive
                   West Palm Beach, Florida 33401-6194
                   Attention: Steven J. Serling, Esq.
                   Facsimile: (561) 655-5677

   to the Warrant Holder:

                   Palladin Securities L.L.C.
                   c/o The Palladin Group, L.P.
                   40 West 57th Street
                   New York, New York 10019
                   Attention: Robert L. Chender
                   Facsimile: (212) 698-0554

   with copies to:

                   Arnold & Porter
                   555 Twelfth Street, N.W.
                   Washington, D.C. 20004
                   Attention: L. Stevenson Parker, Esq.
                   Facsimile: (202) 942-5999

Either party hereto may from time to time change its address for notices under this Section 14 by giving at least 10 days' prior written notice of such changed address to the other party hereto.

         15. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         16. ASSIGNMENT. This Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Warrant Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant and, upon the Company's receipt hereof, and in any event, within three (3) business days thereafter, the Company shall issue a Warrant to the Warrant Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned; provided, however, that such transfer or assignment shall be registered or qualified under all applicable securities laws, or otherwise exempt therefrom.

         17. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                            [SIGNATURE PAGE FOLLOWS]

         Dated: June 30, 1998         ABLE TELCOM HOLDING CORP.

                                   By:/S/ FRAZIER L. GAINES
                                      ------------------------------------------
                                      Name: Frazier L. Gaines
                                      Title: President

        [CORPORATE SEAL]

         Attest:

         By: /S/ MARK A. SHAIN
             ---------------------------
             Its Chief Financial Officer

   (SIGNATURE PAGE OF ABLE TELCOM HOLDING CORP. COMMON STOCK PURCHASE WARRANT)

                              (SUBSCRIPTION NOTICE)
                            FORM OF WARRANT EXERCISE
                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

      TO:    ABLE TELCOM HOLDING CORP.
      ATTN:  SECRETARY

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant:

         (A) for, and to purchase thereunder, ______ shares of Common Stock of Able Telcom Holding Corp., a Florida corporation (the "Common Stock"), and herewith, or by wire transfer, makes payment of $________ therefor; or

         (B) in a "cashless" or "net-issue exercise" for, and to purchase thereunder, __________ shares of Common Stock, and herewith makes payment therefor with ____________ Surrendered Warrant Shares.

The undersigned requests that the certificates for such shares be issued in the name of, and

      ___(A)      delivered to ______________, whose address is _____________;
                  or

      ___(B)      electronically transmitted and credited to the account of
                  ________________, undersigned's prime broker (Account No._____________) with Depository Trust Company through its Deposit Withdrawal Agent Commission system.

Dated:________

                                       _________________________________________
                                       (Signature must conform to name of holder
                                        as specified on the face of the Warrant)

                                       _________________________________________
                                                       (Address)

                                       Tax Identification Number: ______________

                                   ----------

                               FORM OF ASSIGNMENT
                   (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)

For value received, the undersigned hereby sells, assigns, and transfers unto _______________ the right represented by the within Warrant to purchase
_________ shares of Common Stock of ABLE TELCOM HOLDING CORP., a Florida corporation, to which the within Warrant relates, and appoints __________________ Attorney to transfer such right on the books of ABLE TELCOM HOLDING CORP., a Florida corporation, with full power of substitution of premises.

Dated: _______________

                                       _________________________________________
                                      (Signature must conform to name of holder
                                       as specified on the face of the Warrant)

                                       _________________________________________
                                                      (Address)

Signed in the presence of:


_____________________________________